Exhibit 99.3

THE BOARD OF DIRECTORS

OF

SATIVUS TECH CORP.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 4th day of April, 2022;

The Board of Directors which was present for this meeting & took active part therein was:

GADI LEVIN

SHMUEL YANNAY

AVRAHAM STERN

WHEREAS there has been presented to and considered by this meeting a Motion to appoint Tal Wilk-Glazer as Director & CEO of the Company;

NOW THEREFORE BE IT RESOLVED that the corporation having considered this matter, has opened the floor to all those who voice a preference in the issue, and pursuant to DGCL §141, the Directors unanimously has RESOLVED:

That TAL WILK-GLAZER is hereby appointed as Director and CEO of the Company and has accepted said nomination.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 4th April, 2022

/s/ David E. Price
David E. Price, Secretary, Corp Counsel